Duonas Corp.

Address: 17109 N BAY RD, #D412,

Sunny Isles Beach, FL, USA, 33160

Tel. +38551215704

Email: Management@duonascorp.com

Date: April 13, 2016

VERBAL AGREEMENT

1.  Parties: The undersigned are the president and treasurer of Duonas Corp. Vladyslav Beinars (“President”) and Duonas Corp. (“the Company”).

2. Breakdown of Loan: President has agreed to loan the Company necessary funds, in the amount up to $70,000 USD, which can be needed for the Form S-1 registration process and other necessary procedures of the Company.

3. The Loan is unsecured and does not hold up under any interest. The Loan does not have the repayment date and other provisions.

Agreed:

/s/ Vladyslav Beinars .. Signature Vladyslav Beinars . President	/s/ Vladyslav Beinars .. Signature Vladyslav Beinars .. Geant Corp.